Exhibit 10(aa)

Amended and Restated Effective July 18, 2002

Section 8 deleted Effective May 3, 2002

Amended and Restated Effective September 4, 2001

Section 2 “Fair Market Value” definition amended December 8, 1999

Sections 10(b) and (d) amended April 23, 1998

Approved by Stockholders and effective April 23, 1998

Adopted January 22, 1998

COMPAQ COMPUTER CORPORATION

1998 STOCK OPTION PLAN

SECTION 1.        Purpose.  The Compaq Computer Corporation 1998 Stock Option Plan has been established to promote the interests of the Company and its stockholders by (a) attracting and retaining exceptional employees and directors of the Company, Compaq and Affiliates, as defined below; (b) motivating such employees by means of performance-related incentives to achieve long-range performance goals; and (c) enabling such employees and directors to participate in the long-term growth and financial success of the Company.

SECTION 2.        Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (a) any entity that, directly or indirectly, is controlled by the Company or Compaq and (b) any entity in which the Company or Compaq has a significant equity interest, in either case as determined by the Committee.

“Award” shall mean any option or stock appreciation right granted under the Plan.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall be deemed to have occurred if:  (a) Prior to May 3, 2002 (i) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than Compaq, any trustee or other fiduciary holding securities under any Compaq employee benefit plan, or any entity owned, directly or indirectly, by Compaq stockholders in substantially the same proportions as their ownership of Compaq voting securities), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time), directly or indirectly, of Compaq securities representing 30% or more of the combined voting power of Compaq’s then outstanding securities; (ii) during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board , and any new director (other than a director designated by a person who has entered into an agreement with Compaq to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by Compaq’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of; (iii) Compaq stockholders approve a merger or consolidation of Compaq with any other corporation, other than a merger or consolidation that would result in Compaq voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of voting securities of Compaq or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of Compaq (or similar transaction) in which no person acquires more than 30% of the combined voting power of Compaq’s then outstanding securities shall not constitute a Change in Control; or (iv) Compaq stockholders approve a plan of complete liquidation of Compaq or an agreement for the sale or disposition by Compaq of all or substantially all of Compaq’s assets.  If any of the events enumerated in clauses (i) through (iv) occur, the Board shall determine the effective date of the Change in Control resulting therefrom, for purposes of the Plan.  For purposes of (1) Awards granted on or after September 1, 2001 and (2) applying the proviso of Section 7(a)(i) to all Options and Stock Appreciation Rights under the Plan, whenever granted, the definition of Change in Control set forth above shall be revised by substituting the phrase “a merger or consolidation of Compaq with any other corporation is consummated for the phrase the stockholders of Compaq approve a merger or consolidation of Compaq with any other corporation in clause (iii) of the definition in this Section, and (b) On or after May 3, 2002, the Board in its sole discretion determines that a change in control has occurred.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean a committee or committees of the Board designated by the Board to administer the Plan and prior to May 3, 2002, the committee must be composed of persons who (i) to the extent necessary to comply with Rule 16b-3 are “Non-Employee Directors” within the meaning of Rule 16b-3 and (ii) to the extent any Award granted hereunder is intended to qualify as performance-based compensation under Section 162(m) of the Code, constitute “outside directors” within the meaning of Section 162(m) of the Code and the regulations thereunder.

“Compaq” shall mean Compaq Computer Corporation, together with any successor thereto.

“Company” shall mean any successor or parent company of Compaq.

“Eligible Director” shall mean each director of the Compaq who is not an employee of Compaq or any of Compaq’s subsidiaries (as defined in Section 424(f) of the Code).

“Employee” shall mean an employee of the Company, Compaq or of any Affiliate, but shall exclude any individual who are classified by the Company as (a) leased from or otherwise employed by a third party; (b) independent contractors; (c) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise; or (d) on or after May 3, 2002, either a member of the Board or a covered officer as defined in Section 162(m) of the Code at the time of grant.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Executive Officer” shall mean, at any time, an individual who is an executive officer of Compaq within the meaning of Exchange Act Rule 3b-7 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time, or who is an officer of Compaq within the meaning of Exchange Act Rule 16a-1(f) as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“Fair Market Value” shall mean the fair market value of the property or other item being valued, as determined by the Committee in its sole discretion.  On or after May 3, 2002 and unless otherwise determined by the Committee or its designate, the fair market value shall mean the average of the highest and lowest quoted sales prices for such Shares as of such date (or if no sales were reported on such date, the average on the last preceding day a sale was made) as quoted on the stock exchange or a national market system, with the highest trading volume, as reported in such source as the Committee shall determine.

“Incentive Stock Option” shall mean a right to purchase Shares that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Qualified Stock Option” shall mean a right to purchase Shares that is granted under Section 5 of the Plan and that is not intended to be an Incentive Stock Option.

“Notice” shall mean any written notice, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant, and shall be subject to the terms and conditions of the Plan.

“Option” shall mean, prior to May 3, 2002, a Non-Qualified Stock Option or Incentive Stock Option and, on or after May 3, 2002, a Non-Qualified Stock Option.

“Participant” shall mean, prior to May 3, 2002, any Employee or director selected to receive an Award under the Plan and, on or after May 3, 2002, any Employee selected to receive an Award under the Plan.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” shall mean this Compaq Computer Corporation 1998 Stock Option Plan, as amended from time to time.

“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Shares” shall mean shares of the common stock, $.0l par value, of the Company or such other securities of the Company as may be designated by the Committee from time to time.

“Stock Appreciation Right” shall mean any right granted under Section 6 of the Plan.

“Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or Compaq or with which the Company or Compaq combines.

SECTION 3.        Administration.

(a)                                  Authority of Committee.  The Committee shall administer the Plan.  Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Employee Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards to Employees; (iv) determine the terms and conditions of any Award to Employees; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or Notice relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) adopt rules, procedures, and sub-plans to the Plan relating to the operation and administration of the Plan, as the Committee deems desirable to accommodate tax and other laws, regulations and practices in foreign jurisdictions; (x) approve forms of Notice for use under the Plan; (xi) authorize substitution under the Plan of any or all outstanding Non-Qualified Stock Options or outstanding stock appreciation rights held by service providers of an entity acquired by the Company; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and any Award granted hereunder.

(b)                                 Committee and Board Discretion Binding.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee or the Board, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, Compaq, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder, any Employee, and any Director.

SECTION 4.        Shares Available for Awards.

(a)                                  Shares Available.  Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Awards may be granted under the Plan shall be 100 million; provided, however, if Compaq or its wholly owned subsidiary merges with Digital Equipment Corporation the number of Shares with respect to which Awards may be granted under the Plan shall be increased by 50 million, to a total of 150 million shares.  If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan or to which such Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall again become Shares with respect to which Awards may be granted.  In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares , the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.

b)                                     Adjustments.  In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any outstanding Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that such adjustments shall be made by the Board with respect to Awards to Eligible Directors.

(c)                                  Substitute Awards.  Any Shares underlying Substitute Awards shall not be counted against the Shares available for Awards under the Plan.

(d)                                 Sources of Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or, prior to May 3, 2002, of treasury Shares.

SECTION 5.        Employee Stock Options.

(a)                                  Eligibility and Limits on Awards.  Any Employee shall be eligible to be designated a Participant.  Prior to May 3, 2002 any officer or employee-director of Compaq or any Affiliate shall be eligible to be designated as a Participant.  Prior to May 3, 2002 and subject to adjustment as provided in Section 4(b), no Executive Officer may receive Awards under the Plan in any calendar year that relate to more than 1,500,000 Shares.  Prior to May 3, 2002, the limits on Awards to any

Executive Officer under this Plan shall be reduced by any other Award in the same calendar year to such officer under any other Compaq equity incentive plan.

(b)                                 Grant.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, and the conditions and limitations applicable to the exercise of the Option. On or after May 3, 2002, no Incentive Stock Options shall be granted or substituted under this Plan.

(c)                                  Exercise Price.  The exercise price for Options (other than Substitute Awards) granted under the Plan shall be not less than the Fair Market Value of the underlying Shares at the time of grant.  Neither the Board nor the Committee may lower the exercise price of outstanding options issued under the Plan.  The Committee shall determine the appropriate exercise prices for Substitute Awards based on the terms and conditions of the transaction related to such Awards.

(d)                                 Exercise.  Each Employee Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Notice or thereafter.  The Committee and the Board may impose such conditions with respect to the exercise of options, including without limitation, any relating to the application of any securities laws, as it may deem necessary or advisable.

(e)                                  Payment.  No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option cost therefor is received by the Company.  Such payment may be made (i) in cash, or its equivalent, (ii) if and to the extent permitted by the Committee, by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest), (iii) if and to the extent permitted by the Company, by surrendering all or part of that Option or any other Option, (iv) consideration received by the Company under a cashless exercise program implemented by the Company, or (v) by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option cost.

SECTION 6.        Stock Appreciation Rights.

(a)           Grant.

(i)                             Prior to May 3, 2002, the grant of Stock Appreciation Rights shall be limited to Employees in those locations in which the law, including exchange control regulations and taxation, unduly restricts the grant of Options.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, and the conditions and limitations applicable to the exercise thereof.  Stock Appreciation Rights shall have a grant price equal to the Fair Market Value of the related Shares on the day of the Award, and if granted to Executive Officers, shall not be exercisable earlier than six months after grant.

(ii)                         On or after May 3, 2002, no Stock Appreciation Rights shall be granted under this Plan.

(b)                                 Exercise and Payment.  A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof.  The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

(c)                                  Other Terms and Conditions.  Subject to the terms of the Plan, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right.  Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter.  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

SECTION 7.        Termination or Suspension of Employment.  The following provisions shall apply in the event of the Participant’s termination of employment unless the Company shall have provided otherwise, either at the time of the grant of the Award or thereafter.

(a)           Termination of Employment.

(i)                                     For Awards granted prior to May 3, 2002 and if a Participant’s employment with the Company, Compaq or an Affiliate is terminated for any reason other than death, permanent and total disability, or retirement, the Participant’s right to exercise any Nonqualified Stock Option or Stock Appreciation Right shall terminate, and such Option or Stock Appreciation Right shall expire, on the earlier of (A) the first anniversary of such termination of employment or (B) the date such Option or Stock Appreciation Right would have expired had it not been for the termination of employment; provided, however, that if, within one year following a Change in Control, the Participant’s employment is terminated in a Qualifying Termination (as defined in subparagraph (f) below), the Participant shall have the right to exercise any outstanding Option or Stock Appreciation Right until the earlier of (a) the third anniversary of such termination of employment (in the case of Options or Stock Appreciation Rights granted prior to September 1, 2001) or the first anniversary of the effective date of such Qualifying Termination (in the case of Options or Stock Appreciation Rights granted on or after September 1, 2001 and prior to the Change in Control) or (b) the date such Option or Stock Appreciation Right would have expired had it not been for such termination of employment.  The Participant shall have the right to exercise such Option or Stock Appreciation Right prior to such expiration to the extent it was exercisable at the date of such termination of employment and shall not have been exercised.

(ii)                                  For Options granted on or after May 3, 2002 and if a Participant ceases to be an Employee of the Company, Compaq or an Affiliate for any reason other than death, permanent and total disability, or retirement, the Participant’s right to exercise any vested or unvested Option shall terminate, and such Option shall expire.

(b)           Death, Disability or Retirement.

(i)                                     For Awards granted prior to May 3, 2002 and if a Participant’s employment with the Company, Compaq or an Affiliate is terminated by death, permanent and total disability, or retirement, the Participant or his successor (if employment is terminated by death) shall have the right to exercise any Nonqualified Stock Option or Stock Appreciation Right to the extent it was exercisable at the date of such termination of employment and shall not have been exercised, but in no event shall such option be exercisable later than the date the Option or Stock Appreciation Right would have expired had it not been for the termination of such employment.  The meaning of the terms “total and permanent disability” and “retirement” shall be determined by the Committee.

(ii)                                  For Options granted on or after May 3, 2002 and if a Participant’s employment with the Company, Compaq or an Affiliate is terminated by total and permanent disability, or retirement, all unvested Options shall immediately vest and the Participant shall have the right to exercise any Option within three years of the date of such disability or retirement, but in no event shall such option be exercisable later than the date the Option would have expired had it not been for the termination of such employment.  The meaning of the terms “total and permanent disability” and “retirement” shall be determined by the Committee.

(iii)

For Options granted on or after May 3, 2002 and if a Participant’s employment with the Company, Compaq or an Affiliate is terminated by death, all unvested Options shall immediately vest and, subject to applicable laws and subparagraph (g) below, the Participant’s designated beneficiaries or successors shall have the right to exercise the Option within one year of the date of the death of Participant whether the Participant was an Employee, retired or disabled, but in no event shall such option be exercisable later than the date the Option would have expired had it not been for Participant’s death.

(c)                                  Acceleration and Extension of Exercisability.  Notwithstanding the foregoing, the Committee may, in its discretion, provide (i) that an Option granted to an Employee Participant may terminate at a date earlier than that set forth above, (ii) that an Option granted to an Employee Participant may terminate at a date later than that set forth above, provided such date shall not be beyond the date the Option would have expired had it not been for the termination of the Participant’s employment, and (iii) that an Option or Stock Appreciation Right may become immediately exercisable when it finds that such acceleration would be in the best interests of the Company.

(d)                                 Leave Without Pay.  No Award may be exercised during any leave of absence other than an approved personal or medical leave with an employment guarantee upon return. An Award shall continue to vest during any authorized leave of absence and such Award may be exercised to the extent vested upon the Participant’s return to active employment status, in accordance with the terms thereof, to the extent permitted by local law.

(e)                                  Buyout Provisions.  At any time, the Committee may, but shall not be required to, offer to buy out for a payment in cash or Shares an Award previously granted based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

(f)                                    Definition of Qualifying Termination.  For purposes of subparagraph (a)(i) above, the term “Qualifying Termination” shall have the meaning ascribed to such term in the Participant’s individual employment or severance agreement with Compaq or its Affiliate.  If the Participant is not a party to an individual employment or severance agreement with Compaq or its Affiliate, the term “Qualifying Termination” shall have the meaning ascribed to the term “Qualified Termination” in the Compaq Computer Corporation employee severance plan, as may be amended from time to time, in which such Participant is eligible to participate.

(g)                                 Beneficiary Designation.

(i)                                     A Participant may file a written designation of a beneficiary who is to receive the Participant’s rights pursuant to Participant’s Award or the Participant may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that the Participant has completed a designation of beneficiary while employed with the Company, Compaq or an Affiliate such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Participant.

(ii)                                  Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of an Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall allow the executor or administrator of the estate of the Participant to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Participant to exercise the Award.

SECTION 8.        Change in Control.

(a)                                  For Awards granted prior to May 3, 2002 and notwithstanding any other provision of the Plan to the contrary, (a) all Awards granted prior to September 1, 2001 shall vest and become immediately exercisable or payable or have all restrictions lifted as may apply to the type of Award, and no outstanding Stock Appreciation Rights may be terminated, amended, or suspended upon or after a Change in Control and (b) all Awards granted on or after September 1, 2001 shall vest and become immediately exercisable or payable, or have all restrictions lifted as may apply to the type of Award, upon a Qualifying Termination (as defined in Section 7(f)) within one year following a Change in Control.

(b)                                 For Options granted on or after May 3, 2002 and in the event there is a Change of Control of the Company, as determined by the Board, the Board may in its discretion provide for (i) the assumption or substitution of, or adjustments to, each outstanding Award; (ii) the acceleration of the vesting of Awards and termination of any restriction on Awards; and (iii) the cancellation of Awards for a cash payment to the Participants.

(c)                                  For Options granted on or after May 3, 2002 and in the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for an Award to be fully vested and exercisable until ten (10) days prior to such transaction. In addition, the Committee may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.

SECTION 9.        Amendment and Termination.

(a)                                  Amendments to the Plan.  The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement that is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act, for which or with which the Board deems it necessary or desirable to qualify or comply. The Committee also may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

(b)                                 Amendments to Awards.  The Committee may waive any conditions or rights under, amend any terms of, suspend, or terminate, any Award, prospectively or retroactively; provided that (i) any waiver, amendment, suspension, or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any outstanding Award shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary, and (ii) in accordance with Section 6(b) of this Plan no amendment shall lower the exercise price of outstanding options issued under the Plan.

(c)                                  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, Compaq, any Affiliate, or the financial statements of the Company, Compaq or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m) of the Code, as from time to time amended.

(d)                                 Cancellation.  Any provision of this Plan or any Notice to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of an alternative Award or cash payment made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award as of the effective date of such cancellation.

(e)                                  Employee Status Change to Part-Time.  Prior to May 3, 2002 and at such time as a full-time Employee becomes a part-time Employee, on the next vesting date following such status change, the vesting schedule for all Awards previously granted to such employee and not yet vested will be automatically amended to reduce the number of shares vesting each month by one-half during the time that such employee is working on a part-time basis; provided, however, that any Shares that remain unvested three months prior to the expiration of the term of such Award shall vest as of such date three months prior to the expiration of such term.

SECTION 10.      General Provisions.

(a)                                  Nontransferability.  No Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution; provided, however, that an Award granted prior to May 3, 2002 may be transferable, to the extent set forth in the applicable Notice and in accordance with procedures adopted by the Committee.

(b)                                 No Rights to Awards.  No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards.  The terms and conditions of Awards need not be the same with respect to each recipient.

(c)                                  Share Certificates.  All certificates for Shares or other securities of the Company, Compaq or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)                                 Delegation.  Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company, Compaq or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Employees other than Executive Officers.

(e)                                  Withholding.  A Participant may be required to pay to the Company, Compaq or any Affiliate and the Company, Compaq or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such taxes.  A Participant may satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld.  The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Committee may deem necessary or advisable.  The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise, or payments of any Award.

(f)                                    Notices.  Each Award hereunder shall be evidenced by a Notice that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

(g)                                 No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company, Compaq or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h)                                 No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, Compaq or any Affiliate.  Further, the Company, Compaq or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Notice.

(i)                                     No Rights as Stockholder.  Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares.

(j)                                     Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Notice shall be determined in accordance with the laws of the State of Delaware.

(k)                                  Severability.  Notwithstanding any other provision or section of the Plan, if any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws (but only to such extent necessary to comply with such laws), or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l)                                     Other Laws.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company or Compaq to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company or Compaq by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary.  Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company or Compaq, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(m)                               No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, Compaq or any Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company, Compaq or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company, Compaq or any Affiliate.

(n)                                 No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(o)                                 Headings.  Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 11.      Term of the Plan.

(a)                                  Effective Date.  The Plan shall be effective on April 23, 1998.

(b)                                 Expiration Date.  Unless otherwise expressly provided in the Plan or in an applicable Notice, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.